EXHIBIT 4.37

Execution Version

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO THE CREDIT AGREEMENT is made as of April 18, 2019, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), CRYSTAL FINANCIAL LLC, as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”) and BIRKS GROUP INC., and together with each other Person organized under the laws of Canada or a province thereof that joins under the Credit Agreement as a “Borrower” in accordance with the terms of the Credit Agreement after the date hereof (each, a “Borrower” and all references herein to “Borrower” shall include each such additional Borrower who so joins).

WHEREAS the Borrower and the Agent are parties to a Credit Agreement dated as of June 29, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

AND WHEREAS the Borrower is proposing to enter into the Damiani Inventory Purchase Agreement (as defined herein) with Damiani International S.A. and Damiani S.p.A.;

AND WHEREAS in connection with the Credit Agreement the Borrower, Damiani International S.A. and Damiani S.p.A., the Agent, the Revolving Agent and Cash, Gold & Silver Inc. have entered into the Damiani Subordination Agreement (as defined herein), pursuant to which, inter alia, Damiani International S.A. and Damiani S.p.A. agreed that all Damiani Subordinated Indebtedness (as defined herein) owing by the Borrower to Damiani is subordinate to all indebtedness owing by the Borrower to the Lender pursuant to or in connection with the Credit Agreement on the terms set out in the Damiani Subordination Agreement and that the Damiani Security (as defined herein) for the Subordinated Indebtedness is subordinate to the security constituted by the Loan Documents;

AND WHEREAS the Borrower has requested certain amendments to the Credit Agreement in connection with the Damiani Inventory Purchase Agreement and the other Damiani Purchase Documents (as defined herein);

AND WHEREAS in connection with the foregoing, the parties hereto agree to make certain amendments to the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1    Definitions. All capitalized terms used in this Agreement that are defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement, except to the extent that such terms are defined or modified in this Agreement, or the context otherwise requires. In addition, the following terms have the following meanings:

“Credit Agreement” has the meaning specified therefor in the recitals hereto.

“this Agreement” means this Amendment No. 1 to the Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

ARTICLE 2

AMENDMENTS TO CREDIT AGREEMENT

2.1    Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)	Schedule 1.1 (Definitions) is hereby amended as follows:

(i)	The following definition are added to the Credit Agreement immediately after the definition of Credit Card Receivables:

“Damiani” means, collectively, Damiani International S.A., a corporation incorporated under the laws of Switzerland, and Damiani S.p.A., a corporation incorporated under the laws of Italy.

“Damiani Inventory Purchase Agreement” means the inventory purchase agreement between the Borrower and Damiani dated as of April 18, 2019, as the same may be modified, amended, supplemented or restated in accordance with the prior written consent of the Agent.

“Damiani Purchase Documents” means the Damiani Inventory Purchase Agreement, the Damiani Security, the Damiani Subordination Agreement and all documents, instruments and agreements executed from time to time in connection with the Damiani Inventory Purchase Agreement, including the purchase orders arising thereunder and the documents and agreements giving effect to the Damiani Security, in each case as the same may be modified, amended, supplemented or restated with the prior written consent of the Agent.

“Damiani Security” means (a) the General Security Agreement and Hypothec dated as of April 18, 2019 between the Borrower and Damiani; and (b) any other present and future security, security interests, hypothecs, mortgages, prior claims, liens or charges affecting the Obligors’ assets, or any part thereof, now or hereafter held by or for the account of Damiani as security for the Damiani Subordinated Indebtedness created after the date hereof with the consent of the Agent.

“Damiani Subordinated Indebtedness” means all present and future indebtedness and other liabilities and obligations, contingent or absolute, matured or unmatured, at any time due or accruing due, owing by the Obligors, or any of them, whether alone or with another or others and whether as principal or surety, to Damiani under the Damiani Purchase Documents including in respect of all transactions made pursuant thereto.

“Damiani Subordination Agreement” means that certain Subordination Agreement, dated as of April 18, 2019, among the Borrower, Damiani, the Agent, the Term Loan Agent and Cash, Gold & Silver Inc., as the same may hereafter be amended, restated, supplemented or otherwise modified with the prior written consent of Agent.

(ii)	The definition of “Material Contract” is amended by deleting the “and” immediately before “(ix)” and adding “and (x) the Damiani Debt Documents” at the end thereof.

(iii)

The “and” is deleted from the end of paragraph (z) of the definition of “Permitted Liens” and “; and” is substituted for the “.” at the end of paragraph (aa) and the following is added immediately thereafter:

(bb) Liens created by the Damiani Security in favour of Damiani securing the Damiani Subordinated Indebtedness; provided that (i) such Subordinated Indebtedness is subordinated in right and time of payment to the Obligations and such Liens shall, at all times, be subordinate and junior in priority to the Liens securing the Obligations, in each case pursuant to the terms of the Damiani Subordination Agreement or other terms and conditions satisfactory to the Agent and Required Lenders.

(b)	Section 6.6(a) (Prepayments and Amendments) is amended by adding the following paragraph (iii) at the end thereof:

(iii)    make any payment on account of the Damiani Subordinated Indebtedness other than payments in the amounts and on the due dates therefor set out in the Damiani Inventory Purchase Agreement provided that any such payment is permitted to be made at such time under the Damiani Subordination Agreement.

(c)	Section 6.6(b)(i) (Prepayments and Amendments) is amended by adding the “the Damiani Purchase Documents,” after the reference to “Quebec Subordinated Debt Documents,”.

(d)	The final paragraph of Section 6.6 (Prepayments and Amendments) is amended by adding the “the Damiani Purchase Documents,” after the reference to “Quebec Subordinated Debt Documents,”.

(e)	The following new Section is added immediately after Section 8.7 (Default Under Other Agreements), and each subsequent Subsection is re-numbered accordingly thereafter:

8.8.    Default Under Damiani Purchase Documents. If (i) the Borrower fails to make any payment when due and payable under the Damiani Inventory Purchase Agreement or if there is a material breach or default by a Loan Party or any of its Subsidiaries under any of the Damiani Purchase Documents and, in each case, such failure, breach or default continues for a period of at least thirty (30) days, (ii) any Damiani Subordinated Indebtedness shall become or be declared to be due and payable, or be required to be prepaid (other than by a scheduled or required payment in accordance with the terms of the Damiani Inventory Purchase Agreement), prior to the stated due date thereof (iii) any action is taken by Damiani to initiate the commencement of a Standstill Period (as defined in the Damiani Subordination Agreement) or (iv) the validity or enforceability of the Damiani Subordination Agreement shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or Damiani or any of its Affiliates or agents shall be permitted (by judicial order or otherwise) to take enforcement actions or institute any proceeding (including for the return of Inventory) against any Obligor or any Assets in violation of the Damiani Subordination Agreement;

ARTICLE 3 MISCELLANEOUS PROVISIONS

3.1    Conditions to Effectiveness. This Agreement shall become effective as of the date upon which all of the following conditions have been satisfied (the “Effective Date”):

(a)	Agent shall have received this Agreement or counterparts hereof duly executed and delivered by the Borrower, the Agent and Lender, all in accordance with Section 14.1 of the Credit Agreement;

(b)	Agent shall have received the Damiani Subordination Agreement duly executed and delivered by each of Borrower, Damiani and the Term Loan Agent;

(c)

Agent shall have received copies of the Damiani Security and the Damiani Inventory Purchase Agreement duly executed and delivered by each of the parties thereto, in form and substance reasonably satisfactory to Agent;

(d)	Agent shall have received a copy of an amendment to the Revolving Credit Agreement duly executed and delivered by each of the parties thereto, in form and substance reasonably satisfactory to Agent;

(e)

no Default or Event of Default shall have occurred and be continuing on the Effective Date, nor shall either result from giving effect to the terms of this Agreement or the Damiani Purchase Documents and the transactions contemplated thereunder;

(f)

the representations and warranties of the Loan Parties or their respective Subsidiaries contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(g)	all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Borrower of this Agreement shall have been duly and effectively taken.

3.2    Representations and Warranties. The Borrower represents and warrants to the Lender Group and the Agent that, as of the date hereof, this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3    Continuance of the Loan Documents and the Credit Agreement. The Credit Agreement and the other Loan Documents, as changed, altered, amended or modified by this Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in this Agreement.

3.4    Confirmation of Existing Security. Borrower acknowledges and confirms that notwithstanding the execution of this Agreement, each of the existing security documents that Borrower has executed in favour of Agent for each member of the Lender Group and each of the Bank Product Providers (i) remains in full force and effect and has not been terminated discharged or released, (ii) constitutes legal valid and binding obligation of Borrower enforceable against Borrower under the laws of the Province of Ontario (or other governing law specified therein) and the laws of Canada applicable therein in accordance with its terms, subject to applicable bankruptcy insolvency and other laws of general application limiting the enforceability of creditors rights and (iii) continues to stand as valid and enforceable security subject to the qualifications set forth above for the Obligations.

3.5    Reservation of Rights. Agent and Lender Group hereby expressly reserve all of their available rights, remedies and claims in their entirety, any of which may be exercised or otherwise pursued at any time, and from time to time, in the sole and absolute discretion of Agent or Lender Group in accordance with the Credit Agreement, the other Loan Documents, or at law or in equity.

3.6    Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, “hereto”, “hereby” and similar expressions, and each reference to “the Credit Agreement” and “the Agreement” in any Schedule to the Credit Agreement and, unless the context otherwise requires, any Loan Documents shall mean and refer to the Credit Agreement, as amended by this Agreement.

3.7    Cost and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent or any Lender in connection with the preparation, negotiation, execution, delivery,

and administration of this Agreement and related documents including, without limitation, the reasonable fees and out-of-pocket expenses of Proskauer Rose LLP, counsel for the Agent or any Lender with respect thereto and with respect to advising the Agent or any Lender as to its rights and responsibilities hereunder.

3.8    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

3.9    Interpretation. To the fullest extent permitted by applicable law, neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Agent, the Lender Group or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

3.10    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

3.11    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

3.12    Governing Law.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE PROVINCE OF ONTARIO; PROVIDED, THAT

ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 3.12.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY SWING LENDER, ANY OTHER LENDER, ANY ISSUING LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

3.13	Release.

EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF, ITS LIABILITY TO REPAY THE OBLIGATIONS ARISING UNDER THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT, THE LENDERS AND THEIR RESPECTIVE AFFILIATES AND APPROVED FUNDS, IN EACH CASE IN WHATEVER CAPACITY (EACH A “LENDER PARTY”) (OR ANY LENDER PARTY) ARISING UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH LENDER PARTY AND EACH OF THEIR RESPECTIVE RELATED PARTIES, IN EACH CASE IN WHATEVER CAPACITY (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS ORIGINATED, TAKEN OR EXECUTED, WHICH SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH OR RELATING TO ANY LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT, THIS AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. EACH LOAN PARTY HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS AND OCCURRING PRIOR TO EFFECTIVENESS OF THIS AGREEMENT RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY AGREES TO INDEMNIFY AND HOLD EACH LENDER PARTY AND EACH OTHER RELEASED PARTY HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS SECTION. EACH LOAN PARTY REPRESENTS AND WARRANTS TO LENDER PARTIES THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF SUCH LOAN PARTY IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF SUCH LOAN PARTY’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS RELEASE AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL

CONSIDERATION FOR AND INDUCEMENT TO LENDER PARTIES ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF ANY LENDER PARTY TO ANY LOAN PARTY OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING; OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF ANY LENDER PARTY TO ANY LOAN PARTY OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST ANY LENDER PARTY BY ANY LOAN PARTY OR ANY OTHER PERSON FOR ANY PURPOSE.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BIRKS GROUP INC.

By:	/s/ Jean-Christophe Bédos
	Name:	Jean-Christophe Bédos
	Title:	President & Chief Executive Officer

By:	/s/ Miranda Melfi
	Name:	Miranda Melfi
	Title:	Vice President, Human Resources, Chief Legal Officer and Corporate Secretary

[Signature Page to Amendment No. 1 to the Credit Agreement]

CRYSTAL FINANCIAL LLC, as Agent

By:	/s/ Rebecca Tarby
	Name:	Rebecca Tarby
	Title:	Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:	/s/ Rebecca Tarby
	Name:	Rebecca Tarby
	Title:	Managing Director

2

AGREED TO AND ACKNOWLEDGED by the undersigned as of the date first indicated above.

CASH, GOLD & SILVER INC., as guarantor

By:	/s/ Jean-Christophe Bédos
	Name:	Jean-Christophe Bédos
	Title:	President

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Vice President